UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2009

Date of report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2009, SEI Investments (the “Company”) borrowed $104 million under its existing Credit Facility in connection with the transactions described in Item 8.01 of this Current Report on Form 8-K. On March 13, 2009, the Company entered into an amendment of a Capital Support Agreement with the SEI Daily Income Trust Prime Obligation Fund (the “SDIT PO Fund”) as described in Item 8.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

As previously reported, the Company has entered into Capital Support Agreements with the SDIT PO Fund and the SEI Liquid Asset Trust Prime Obligation Fund (the “SLAT PO Fund”) (each a “Fund” or, together, the “Funds”) with respect to their holdings of certain structured investment vehicles (the “Covered SIVs”). During the course of 2009, the Company expects that the Funds will dispose of such Covered SIVs, either through sales of the Covered SIVs to third parties or through sales of the Covered SIVs to the Company. If the Covered SIVs are sold directly by the Funds to third parties, the purchase price would be determined through arms-length negotiations with the buyer and the Company would be obligated to make capital contributions to the Funds to reimburse the Funds for the amount by which the amortized cost value of the Covered SIV being sold exceeds the purchase price of the Covered SIV paid by the third party. In the case of the SLAT PO Fund only, this required contribution would be limited to the amount necessary to restore the Fund’s net asset value to $0.995. If a Covered SIV is sold by the Funds to the Company, the purchase price paid by the Company for the Covered SIV would be equal to the amortized cost of the Covered SIV purchased. The Company would then hold the Covered SIV as an asset and receive payments of principal and interest on the Covered SIV until the Company sells or otherwise disposes of the Covered SIV. As a result, the Company may hold interests in the Covered SIVs which it has purchased from the Funds indefinitely or it may determine to sell such SIVs from time to time, depending upon market conditions and the Company’s business and financial strategy.

As previously reported, on September 30, 2008, the Company purchased all of the SIV securities from the SEI Daily Income Trust Money Market Fund. The Company now intends to make its first purchase of a Covered SIV from the Funds by the end of March 2009. The Company will purchase all of the Funds’ holdings of Cheyne and Gryphon securities (the “March Purchase Securities”). The purchase price to be paid by the Company for the March Purchase Securities will be the amortized cost of the securities as of the date the purchase is consummated. As of March 12, 2009, the amortized cost value of the March Purchase Securities was approximately $195 million and the fair value of the March Purchase Securities on the books and records of the Funds was approximately $68 million. The Company intends to use the proceeds of borrowings under its Credit Facility to fund this purchase.

As a result of the purchase, (i) the letters of credit posted to collateralize the Company’s obligations under the Capital Support Agreements will be reduced from an aggregate of $195 million for both Funds to an aggregate of approximately $69 million (which amount may change from time to time as the fair value of the remaining Covered SIVs in the Funds changes), and (ii) the Company will make additional borrowings under the Credit Facility so that the total borrowing will approximate the amount of the purchase price. Upon consummation of the purchase, the March Purchase Securities will be reflected on the balance sheet of the Company at a fair value which management expects will approximate the value that such securities were carried on the financial statements of the Funds immediately before the purchase.

In preparation for the purchase of the March Purchase Securities, the Company has (i) entered into an amendment of its Capital Support Agreement with SDIT PO Fund (a copy of this agreement is attached as Exhibit 10.32.1 to this Current Report on Form 8-K), (ii) purchased the March Purchase Securities held by SLAT PO Fund and having an amortized cost of approximately $7 million, and (iii) borrowed $104 million under the Credit Facility. Remaining actions to be completed by March 31, 2009 include the consummation of the purchase of the March Covered Securities from the SDIT PO Fund, the subsequent reduction of the amount of the letters of credit issued to the SDIT PO Fund by $126 million, and the borrowing of additional funds under the Credit Facility.

As of March 13, 2009, the par value of SIVs held by the Funds, excluding the March Purchase Securities, was $125 million. Assuming no further changes to the fair value for the remaining SIVs held by the Funds, the Company will record a charge of approximately $3 million in the first quarter 2009 under the terms of the Amended Capital Support Agreements. In addition, the Company will take a mark-to-market charge of approximately $9 million related to the March Covered Securities and SIV holdings previously purchased, assuming market values as of March 13, 2009 remain the same at March 31, 2009. As a result, assuming no further changes in the fair value for the Covered SIVs and the SIVs held by the Company after March 13, 2009, the total charge related to both the remaining SIVs held by the Funds and those held by the Company would be approximately $12 million for the first quarter 2009.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.03, 8.01 and Exhibit 10.32.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description-
10.32.1	Amendment No. 1, dated March 13, 2009, to Amended and Restated Capital Support Agreement, dated November 5, 2008, between SEI Investments Company and SEI Daily Income Trust for and on behalf of its Prime Obligation Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: March 16, 2009	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.32.1	Amendment No. 1, dated March 13, 2009, to Amended and Restated Capital Support Agreement, dated November 5, 2008, between SEI Investments Company and SEI Daily Income Trust for and on behalf of its Prime Obligation Fund.

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